UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/26/2007

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Acquisition of the South Jamaica Street Buildings

This Current Report on Form 8-K is being filed to present summarized financial information of the tenant that occupies the real property acquired by Wells Real Estate Investment Trust II, Inc. (the "Registrant") described in Item 8.01.

On September 26, 2007, the Registrant purchased one five-story office building and three four-story office buildings containing approximately 478,000 rentable square feet (the "South Jamaica Street Buildings") for approximately $138.5 million, exclusive of closing costs. The South Jamaica Street Buildings are located on an approximate 30.8-acre parcel of land at 9127, 9189, 9191 and 9193 South Jamaica Street, Englewood, Colorado. The South Jamaica Street Buildings were purchased from CH2M HILL Companies, Inc. ("CH2M HILL"), which is not affiliated with the Registrant, its subsidiaries or Wells Capital, Inc. The acquisition was funded with net proceeds raised from the Registrant's ongoing public offering and proceeds from the Registrant's $400 million line of credit with Wachovia Bank, N.A.

The South Jamaica Street Buildings, which were completed between 2002 and 2007, are entirely leased to CH2M HILL. CH2M HILL is a global firm providing engineering, construction, operations, and related technical services to public and private clients. CH2M HILL reported a net worth, as of June 30, 2007, of approximately $402.7 million. The current annual base rent for CH2M HILL is approximately $10.0 million. The current remaining lease term for CH2M HILL is approximately 10 years. CH2M HILL has the right to extend the term of its lease for two successive periods of five or ten years each.

Based on the current condition of the South Jamaica Street Buildings, the Registrant does not believe it will be necessary to make significant renovations to the South Jamaica Street Buildings in the near term. Management of the Registrant believes that the South Jamaica Street Buildings are adequately insured.

Since the South Jamaica Street Buildings are leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, management of the Registrant believes that the financial condition and results of operations of the tenant, CH2M HILL, is more relevant to investors than financial statements of the property acquired. Such summarized financial information for CH2M HILL is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits
       Exhibit No.    Description
       99.1          Summarized Tenant Financial Data

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: September 26, 2007	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Summarized Tenant Financial Data